UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2011 (March 11, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 11, 2011, Harris & Harris Group, Inc. (the “Company”) entered into a securities custody agreement with Union Bank, N.A. (the “Custody Agreement”) pursuant to Section 17(f) of the Investment Company Act of 1940, as amended.  The Custody Agreement will become effective upon the termination of our current custody agreement with The Bank of New York Mellon (“BONY”) as described below.  The Company moved its custody relationship from BONY to Union Bank, N.A. because it was able to decrease the annual custody expenses by approximately $40,000. The Custody Agreement contains customary representations and acknowledgements, an indemnification provision, and other customary requirements for similar agreements.  The Custody Agreement may be terminated by either party upon 60 days’ written notice.

The description above is only a summary of the material provisions of the Custody Agreement and is qualified in its entirety by reference to the copy of the form of Custody Agreement, filed as Exhibit 10.1 to this current report on Form 8-K and by this reference incorporated herein.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the entry into the Custody Agreement with Union Bank, N.A., on March 10, 2011, the Company provided 90 days’ written notice to terminate the custody agreement with BONY.  The custody agreement with BONY contained customary representations, warranties and covenants and an indemnification provision, as well as other customary requirements for similar agreements.

The description above is only a summary of the material provisions of the custody agreement with BONY and is qualified in its entirety by reference to a copy of the form of agreement, filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 814-00176) filed on March 16, 2009 and by this reference incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Custody Agreement, dated as of March 11, 2011, by and between Harris & Harris Group, Inc. and Union Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011	HARRIS & HARRIS GROUP, INC.

	By:	Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Custody Agreement, dated as of March 11, 2011, by and between Harris & Harris Group, Inc. and Union Bank, N.A.